                                                                    Exhibit 12.1

                         The Chase Manhattan Corporation
                                and Subsidiaries

                Computation of Ratio of Earnings to Fixed Charges

Year Ended December 31, (in millions, except ratios)                                   1998
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Excluding Interest on Deposits
Income before income taxes                                                         $  5,930
                                                                                   --------
Fixed charges:
  Interest expense                                                                    6,883
  One third of rents, net of income from subleases(a)                                   116
                                                                                   --------
Total fixed charges                                                                   6,999
                                                                                   --------
Less: Equity in undistributed income of affiliates                                      (33)
                                                                                   --------
Earnings before taxes and fixed charges, excluding capitalized interest            $ 12,896
                                                                                   --------
Fixed charges, as above                                                            $  6,999
                                                                                   --------
Ratio of earnings to fixed charges                                                     1.84
                                                                                   --------

Including Interest on Deposits
Fixed charges, as above                                                            $  6,999
Add: Interest on deposits                                                             6,840
                                                                                   --------
Total fixed charges and interest on deposits                                       $ 13,839
                                                                                   --------
Earnings before taxes and fixed charges, excluding capitalized interest, as above  $ 12,896
Add: Interest on deposits                                                             6,840
                                                                                   --------
Total earnings before taxes, fixed charges and interest on deposits                $ 19,736
                                                                                   --------
Ratio of earnings to fixed charges                                                     1.43
                                                                                   --------
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(a)   The proportion deemed representative of the interest factor.